Exhibit 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 11th, 2008

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SMART VENTURES , INC.

 (Name of Small Business issuer in its charter)

                   Nevada                                        000-53338                         77-0688176

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

55 Harvest Wood Way NE
Calgary, Alberta
Canada T3K 3X5

 (Address of principal executive offices)

(403)827-7936

(Registrant’s telephone number)

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 25, 2008, Nadir Walji of Vancouver, BC resigned as a director and officer of the registrant.  Lance Larsen of Calgary, Alberta was elected to the Board of Directors and will take over interim duties of CEO, President, and Treasurer of the corporation and be its Principal Accounting Officer.

 Item 8 01. Other Events

The board also deemed it to be in the best interest of the stockholders to move the offices of Smart Ventures Inc., to 55 Harvest Wood Way N.E. Calgary, AB.

Nadir Walji sold 500,000 shares of Smart Ventures Inc. to Lance Larsen.

A copy of the minutes of the meeting is included  in this document as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1

Board Minutes – August 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 25th, 2008

SMART  VENTURES, INC.

/s/ Lance Larsen

     Lance Larsen, President

Exhibit 99.1 Board of Directors Minutes

MINUTES OF THE BOARD OF DIRECTORS

OF

HIGH END VENTURES, INC.

Notice being waived, a telephone meeting of the Board of Directors of Smart Ventures Inc. (the “Corporation”), was held on August 25th, 2008 at 11:00 a.m. MDT.

Directors participating in the meeting were: Jamie Bond and Nadir Walji

The Board unanimously resolved the following:

RESOLVED: that the resignation of Nadir Walji of Vancouver, BC as a director and officer of the corporation be accepted with regret, effective immediately.

RESOLUTION PASSED

RESOLVED: that Lance Larsen be appointed to the Board of Directors and asked to take over the duties of President and CEO to fill the vacancy created by the resignation of Mr. Walji.

RESOLUTION PASSED

RESOLVED: that the head office of the corporation and its principal place of business be changed and moved to 55 Harvest Wood Way, NE, Calgary, Alberta, Canada.

RESOLUTION PASSED

There being no further business, the meeting was adjourned.

/s/ Jamie Bond

Nadir Walji, Secreta                                     Jamie Bond,   Secretary.